Exhibit 32b

Certification Pursuant to Section 1350 of Chapter 63 of Title 18
of the United States Code

I, Morton A. Plawner, Chief Financial Officer of PSE&G Transition Funding II LLC, to the best of my knowledge, certify that (i) the Annual Report of PSE&G Transition Funding II LLC on Form 10-K for the year ended December 31, 2006 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of PSE&G Transition Funding II LLC.

/s/	MORTON A. PLAWNER
Morton A. Plawner
Chief Financial Officer
March 14, 2007